EXHIBIT 99.1

Varonis Announces Second Quarter 2019 Financial Results

Subscription revenues represent 56% of second quarter license revenues
Company is raising full year 2019 subscription mix guidance from 25% to 45%

NEW YORK, July 29, 2019 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced results for the second quarter ended June 30, 2019.

Yaki Faitelson, Varonis CEO, said, “Our subscription transition has been both rapid and impressive, as 56% of our license revenues were from subscription products in the second quarter, compared with our guidance of 25%. We saw strong subscription adoption from customers globally, with the subscription percentage for both North America and EMEA in line with the reported mix. We are raising our expectations for our full year 2019 subscription mix and remain focused on this rapid transition, delivering greater long-term value to our customers and enabling us to strengthen our business with greater visibility and predictability."

Guy Melamed, Varonis CFO and COO, added, "Our second quarter results continue to validate our strategy to unleash the potential of our platform with the subscription mix beating expectations. Consistent with the previous quarter, had the mix been in line with our initial expectations, revenues would have comfortably exceeded the high end of our guidance range.  We believe that moving to a subscription-based license model has been a significant differentiator for our business and is increasing the long-term value for our stockholders. We now expect that 45% of our 2019 license revenues will be subscription, up from our prior guidance of 25%."

Financial Summary for the Second Quarter Ended June 30, 2019

  Subscription revenues were $14.8 million and as a percentage of license revenues were 56%, compared with $1.3 million or 4% in the second quarter of 2018.
  Maintenance and services revenues were $33.3 million, up 16% compared with the second quarter of 2018.
  Total revenues were $59.6 million, down 4% compared with the second quarter of 2018, due to our accelerated transition to a subscription-based model and higher than guided second quarter subscription revenue mix.
  Second quarter subscription and maintenance from perpetual license revenues were 78% of total revenues, compared to 45% of second quarter 2018 total revenues, and grew 65% over the prior-year period.
  GAAP operating loss was ($24.0) million for the quarter, compared to ($11.3) million in the second quarter of 2018.
  Non-GAAP operating loss was ($8.9) million for the quarter, compared to ($1.0) million in the second quarter of 2018.
  As of June 30, 2019, the Company had $146.3 million in cash and cash equivalents, marketable securities and short-term deposits.
  During the six months ended June 30, 2019, the Company generated $3.0 million of cash from operations, compared to $20.4 million in the prior-year period.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three and six months ended June 30, 2019 and 2018. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Key Performance Indicators and Recent Business Highlights

  Annualized recurring revenues, defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of each period, were $155.2 million at the end of the second quarter, up 39% over the prior-year period.
  Generated 51% of license and first year maintenance revenues from existing customers and 49% from new customers in the second quarter of 2019, compared to 42% and 58%, respectively, in the prior-year period.
  Added 162 new customers during the second quarter of 2019 compared with 227 in the prior-year period.
  For the second quarter of 2019, total revenues in North America increased 4% over the prior-year period to $40.0 million, total revenues from EMEA decreased 18% over the prior-year period to $17.6 million, and total revenues from Rest of World were $2.1 million.
  As of June 30, 2019, 74% of customers had purchased two or more product families, and 42% had purchased three or more product families, up from 71% and 38%, respectively, as of June 30, 2018.
  Introduced new California Consumer Privacy Act classification capabilities to automatically discover and classify CCPA affected data.

Financial Outlook

This financial outlook reflects the Company's current expectations for 2019. The Company is significantly increasing the full year outlook for the percentage of subscription revenues out of license revenues from 25% to 45%.

For the third quarter of 2019, the Company expects revenues in the range of $61.0 million to $62.5 million. The Company expects that third quarter subscription revenues will be approximately 55% of license revenues. The Company anticipates third quarter 2019 non-GAAP operating loss in the range of ($10.5) million to ($9.5) million and non-GAAP net loss per basic and diluted share in the range of ($0.36) to ($0.34), based on a tax provision of $500,000 to $700,000 and 30.4 million basic and diluted shares outstanding. Expectations of non-GAAP operating loss per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation. Expectations of non-GAAP net loss per basic and diluted share exclude stock-based compensation expense, payroll tax expense related to stock-based compensation and foreign exchange gains or losses.

For the full year 2019, the Company now expects revenues in the range of $255.5 million to $259.5 million. The Company now expects that full year subscription revenues will be approximately 45% of license revenues. The Company anticipates full year 2019 non-GAAP operating loss of ($27.0) million to ($25.0) million and non-GAAP net loss per diluted share in the range of ($0.93) to ($0.90). This is based on a tax provision of $2.2 million to $3.2 million and 30.2 million basic and diluted shares outstanding. Expectations of non-GAAP operating loss per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation. Expectations of non-GAAP net loss per basic and diluted share exclude stock-based compensation expense, payroll tax expense related to stock-based compensation and foreign exchange gains or losses.

Conference Call and Webcast

Varonis will host a conference call today, July 29, 2019, at 5:00 p.m., Eastern Time, to discuss the Company's second quarter 2019 financial results, current financial guidance and other corporate developments.  To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international).  The passcode is 13691860. A replay of this conference call will be available through August 5, 2019 at 844-512-2921 (domestic) or 412-317-6671 (international).  The replay passcode is 13691860.  A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP and Other Financial Measures

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2019 and 2018, non-GAAP operating loss is calculated as operating loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three and six months ended June 30, 2019 and 2018, non-GAAP net loss is calculated as net loss excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation and (iii) foreign exchange gains (losses) on assets and liabilities denominated in non U.S. dollars, which for 2019 include exchange rate differences on lease contracts as a result of the implementation of ASC 842, effective as of January 1, 2019.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies. Also, as the Company has significant operating lease liabilities in foreign currencies, the Company incurs foreign exchange gains or losses from the revaluation of these liabilities as well as other assets and liabilities denominated in non U.S. dollars. These gains and losses may vary from period to period and do not reflect the true financial performance of the Company.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Finally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis' addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes, transition in sales from perpetual licenses to a more subscription-based model and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis' ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data and cyber security solutions; risks associated with the closing of large transactions, including Varonis' ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis' ability to develop and deliver innovative products; risks associated with international operations; and Varonis' ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis' reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects insider threats and cyberattacks by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. With a focus on data security, Varonis serves a variety of use cases, including governance, compliance, classification and threat analytics. Varonis started operations in 2005 and, as of June 30, 2019, had approximately 6,800 customers worldwide, spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, consumer and retail, media and entertainment, technology and education sectors.

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	Unaudited		Unaudited
Revenues:
Perpetual licenses	$11,514	$32,270	$27,035	$56,356
Subscriptions	14,837	1,291	21,842	2,362
Maintenance and services	33,270	28,629	67,104	57,000
Total revenues	59,621	62,190	115,981	115,718

Cost of revenues	8,398	6,440	16,724	12,882

Gross profit	51,223	55,750	99,257	102,836

Operating costs and expenses:
Research and development	19,722	17,717	38,490	33,259
Sales and marketing	41,656	41,349	83,652	81,321
General and administrative	13,851	7,989	23,122	15,058
Total operating expenses	75,229	67,055	145,264	129,638

Operating loss	(24,006)	(11,305)	(46,007)	(26,802)
Financial income (loss), net	65	(811)	(63)	167

Loss before income taxes	(23,941)	(12,116)	(46,070)	(26,635)
Provision for income taxes	(547)	(567)	(1,057)	(1,094)

Net loss	$(24,488)	$(12,683)	$(47,127)	$(27,729)

Net loss per share of common stock, basic and diluted	$(0.81)	$(0.44)	$(1.57)	$(0.97)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	30,284,421	28,920,314	30,058,593	28,643,542

Stock-based compensation expense for the three and six months ended June 30, 2019 and 2018 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	Unaudited		Unaudited
Cost of revenues	$772	$468	$1,330	$830
Research and development	3,520	2,978	6,198	5,083
Sales and marketing	3,640	3,648	7,083	6,749
General and administrative	6,864	1,754	9,146	3,113
	$14,796	$8,848	$23,757	$15,775

Payroll tax expense related to stock-based compensation for the three and six months ended June 30, 2019 and 2018 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	Unaudited		Unaudited
Cost of revenues	$26	$78	$209	$345
Research and development	20	111	76	147
Sales and marketing	195	1,057	1,568	2,527
General and administrative	20	187	303	282
	$261	$1,433	$2,156	$3,301

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	June 30, 2019	December 31, 2018
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$69,159	$48,707
Marketable securities	35,845	39,770
Short-term deposits	41,328	70,438
Trade receivables, net	45,563	83,223
Prepaid expenses and other current assets	15,235	16,952
Total current assets	207,130	259,090

Long-term assets:
Other assets	13,149	8,565
Operating lease right-of-use asset	59,390	—
Property and equipment, net	24,351	17,323
Total long-term assets	96,890	25,888
Total assets	$304,020	$284,978

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$2,299	$2,620
Accrued expenses and other short-term liabilities	53,794	55,991
Deferred revenues	79,078	87,729
Total current liabilities	135,171	146,340

Long-term liabilities:
Deferred revenues	6,119	6,487
Operating lease liability	59,842	—
Other liabilities	2,694	6,781
Total long-term liabilities	68,655	13,268

Stockholders’ equity:
Share capital
Common stock	30	30
Accumulated other comprehensive income (loss)	258	(3,633)
Additional paid-in capital	285,001	266,941
Accumulated deficit	(185,095)	(137,968)
Total stockholders’ equity	100,194	125,370
Total liabilities and stockholders’ equity	$304,020	$284,978

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended June 30,
	2019	2018
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(47,127)	$(27,729)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,816	1,626
Stock-based compensation	23,757	15,775
Amortization of deferred commissions	7,136	6,441
Amortization of operating lease right-of-use asset	2,837	—
Capital loss from disposal of fixed assets	24	(2)

Changes in assets and liabilities:
Trade receivables	37,660	34,203
Prepaid expenses and other current assets	(1,904)	(3,566)
Deferred commissions	(8,543)	(5,824)
Other long-term assets	7	16
Trade payables	(321)	1,264
Accrued expenses and other short-term liabilities	(4,571)	217
Deferred revenues	(9,019)	(2,164)
Other long-term liabilities	201	126
Net cash provided by operating activities	2,953	20,383

Cash flows from investing activities:
Decrease (increase) in short-term deposits	29,154	(5,088)
Decrease (increase) in marketable securities	3,925	(78)
Increase in long-term deposits	(15)	(318)
Proceeds from sale of property and equipment	10	2
Purchase of property and equipment	(9,878)	(2,072)
Net cash provided by (used in) investing activities	23,196	(7,554)

Cash flows from financing activities:
Proceeds (withholdings) from employee stock plans, net	(5,697)	4,091
Net cash provided (used in) by financing activities	(5,697)	4,091
Increase in cash, cash equivalents and restricted cash	20,452	16,920
Cash, cash equivalents and restricted cash at beginning of period	48,707	57,236
Cash, cash equivalents and restricted cash at end of period	$69,159	$74,156

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	Unaudited		Unaudited
Reconciliation to non-GAAP operating loss:

GAAP operating loss	$(24,006)	$(11,305)	(46,007)	(26,802)

Add back:
Stock-based compensation expense	14,796	8,848	23,757	15,775
Payroll tax expenses related to stock-based compensation	261	1,433	2,156	3,301

Non-GAAP operating loss	$(8,949)	$(1,024)	$(20,094)	$(7,726)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(24,488)	$(12,683)	$(47,127)	$(27,729)

Add back:
Stock-based compensation expense	14,796	8,848	23,757	15,775
Payroll tax expenses related to stock-based compensation	261	1,433	2,156	3,301
Foreign exchange rate differences (*)	426	1,132	1,148	407

Non-GAAP net loss	$(9,005)	$(1,270)	$(20,066)	$(8,246)

GAAP & Non-GAAP weighted average number of shares used in computing net loss per share of common stock, basic and diluted	30,284,421	28,920,314	30,058,593	28,643,542

Non-GAAP net loss per share of common stock - basic and diluted	$(0.30)	$(0.04)	$(0.67)	$(0.29)
GAAP net loss per share of common stock - basic and diluted	$(0.81)	$(0.44)	$(1.57)	$(0.97)

(*) Exchange rate differences for the three and six months ended June 30, 2019 include exchange rate differences on lease contracts of (461) and (1,043), respectively, as a result of the implementation of ASC 842, effective as of January 1, 2019, as well as other assets and liabilities denominated in non U.S. dollars.

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
jarestia@varonis.com

News Media Contacts:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
rhunt@varonis.com

Mia Damiano
Merritt Group
703-390-1502
damiano@merrittgrp.com